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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) July 27, 1999



                                TEREX CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                1-10702             34-1531521
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission          (IRS Employer
      of Incorporation)         File Number)       Identification No.)



            500 Post Road East, Suite 320, Westport, Connecticut       06880
--------------------------------------------------------------------------------
                  (Address of Principal Executive Offices)          (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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
As previously reported on a Current Report on Form 8-K dated July 27, 1999, Terex Corporation (the "Registrant") announced that its offer to shareholders of Powerscreen International plc ("Powerscreen") to acquire all of the ordinary share capital of Powerscreen for consideration of 195.0 pence per share had been declared unconditional in all respects, all conditions having been waived or satisfied, with respect to all valid acceptances received. As of September 30, 1999, the Registrant owned over 95% of Powerscreen's issued share capital and had taken management and operational control of Powerscreen.


The Registrant hereby amends Item 7 of its Current Report on Form 8-K dated July 27, 1999 as follows:


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)  Consolidated Financial Statements of Businesses Acquired:

 Audited Consolidated Financial Statements of Powerscreen International PLC
     Report of Independent Public Accountants...............................  4
     Group profit and loss account..........................................  6
     Movements on the group profit and loss account.........................  6
     Group balance sheet....................................................  7
     Group cash flow statement..............................................  8
     Reconciliation of net cash flow to movement in net debt................  8
     Group statement of total recognised gains and losses...................  8
     Statement of historical cost profits...................................  8
     Movement in group equity shareholders' funds...........................  9
     Notes to the Financial Statements...................................... 10

(b)  Pro Forma Financial Information........................................ 38

     Unaudited Pro Forma Condensed Consolidated Statement of Operations
      of Terex Corporation and subsidiaries for the year ended
      December 31, 1998..................................................... 39

     Unaudited Pro Forma Condensed Consolidated Balance Sheet of Terex
      Corporation and Subsidiaries as of December 31, 1998.................. 40

     Notes to Unaudited Pro Forma Condensed Consolidated Financial
      Information........................................................... 41


(c) Exhibits

10.1 Amendment No. 4 to Credit Agreement dated as of March 6, 1998 among Terex Corporation, certain of its subsidiaries, the lenders named therein, and Credit Suisse First Boston, as Administrative and Collateral Agent.*

10.2 Amendment No. 5 to Credit Agreement dated as of March 6, 1998 among Terex Corporation, certain of its subsidiaries, the lenders named therein, and Credit Suisse First Boston, as Administrative and Collateral Agent.*

10.3 Tranche C Credit Agreement dated as of July 2, 1999, as amended and restated as of July 12, 1999, among Terex Corporation, the lenders named therein and Credit Suisse First Boston, as Administrative and Collateral Agent.*

10.4      Amendment  No. 1 to  Tranche  C Credit  Agreement  dated as of July 2,
          1999, as amended and restated as of July 12, 1999, among Terex Corporation, the lenders named therein and Credit Suisse First Boston, as Administrative and Collateral Agent.*

23.1 Consent of Independent Public Accountants' Consent of Arthur Andersen, London, England.**

23.2 Consent of Independent Public Accountants' Consent of KPMG, Belfast, Northern Ireland.**

*  Previously filed
** Filed herewith,

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 1999

                                   TEREX CORPORATION


                                   By:  /s/  Joseph F. Apuzzo
                                       Name: Joseph F. Apuzzo
                                       Title: Vice President - Corporate Finance
                                             (Principal Financial Officer)

                    Report of Independent Public Accountants

To the Shareholders of Powerscreen International PLC:

We have audited the accompanying consolidated balance sheet of Powerscreen International PLC as of March 31, 1999, and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom, which are substantially consistent with auditing standards generally accepted in the United States and for which purpose our report is dual dated with respect to Notes 28 and 30. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Powerscreen International PLC as of March 31, 1999, and the consolidated results of its operations and its consolidated cash flows for the year then ended in conformity with generally accepted accounting principles in the United Kingdom.

Accounting practices used by the Company in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a reconciliation of consolidated net income and shareholders' equity to U.S.generally accepted accounting principles is set forth in Note 30.

                                          Arthur Andersen
                                          Chartered Accountants

London, England
July 1, 1999 (except  with respect
to the matters  discussed in Note 28 and Note
30, as to which the date is September 30, 1999)

                    Report of Independent Public Accountants

To the Shareholders of Powerscreen International PLC:

We have audited the accompanying consolidated balance sheet of Powerscreen International PLC as of March 31, 1998, and the related statements of income, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the directors of Powerscreen International PLC. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom, which are substantially consistent with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements of Powerscreen International PLC for the year ended March 31, 1998 have been restated to reflect the implementation of Financial Reporting Standard No. 12 "Provisions, Contingent Liabilities and Contingent Assets", which only became effective for accounting periods ended on or after 23 March 1999, details of which are set out in Note 4 to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Powerscreen International PLC as of March 31, 1998, and the consolidated results of its operations and its consolidated cash flows for the year then ended in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. Accounting principles generally accepted in the United States would have affected the consolidated results of operations for the year ended March 31, 1998 and the consolidated shareholders' equity as of March 31, 1998 to the extent summarised in note 30 to the consolidated financial statements.

                                          KPMG
                                          Chartered Accountants

Belfast, Northern Ireland September 21, 1998
(except with respect to the matters discussed in Note 30 as to which the date is September 30, 1999)

FINANCIAL STATEMENTS

Group profit and loss account
                                                            Year ended 31 March
                                                               1999        1998
                                                                       Restated
                                                                       (note 4)
                                                       Note   GBP'000   GBP'000
 Turnover                                                2
 Continuing operations                                       225,144    206,746
 Discontinued operations                                      40,816    103,872
                                                              ------    -------
                                                             265,960    310,618

 Operating profit/(loss)                                 2
 Continuing operations                                        25,227     (5,330)
 Discontinued operations                                         570    (37,340)
                                                                 ---    --------
                                                              25,797    (42,670)

 Profit/(loss) on disposal or termination
  of subsidiary undertakings                             3    16,320       (184)
                                                              ------       -----

 Profit/(loss) on ordinary activities before interest         42,117    (42,854)
 Interest receivable                                             897        357
 Interest payable and similar charges                    6    (4,644)    (4,903)
                                                              -------    -------

 Profit/(loss) on ordinary activities before taxation         38,370    (47,400)
 Tax on profit/(loss) on ordinary activities             7   (14,421)    (1,530)
                                                             --------    -------

 Profit/(loss) on ordinary activities after taxation          23,949    (48,930)
 Minority interest - equity                             29         -        (41)
                                                                   -        ----

 Profit/(loss) for the financial year                         23,949    (48,971)
 Dividends on equity shares                              8         -     (2,796)
                                                                   -     -------
 Retained profit/(loss) for the financial year                23,949    (51,767)
                                                              ------    --------

 Earnings/(loss) per share
    - basic                                              8    25.77p    (53.97)p
    - diluted                                                 25.76p    (53.97)p

Movements on the group profit and loss account
        Year ended 31 March
             1999 1998

                                                                                   Year ended 31 March
                                                                                   1999           1998
                                                                                              Restated
                                                                                              (note 4)
                                                                          Note     GBP'000     GBP'000
  At 1 April (as previously reported)                                              (16,854)     54,541
  Prior year adjustments                                                     4      (4,175)          -
                                                                                    -------          -

  At 1 April (as restated)                                                         (21,029)     54,541
  Retained profit/(loss) for the financial year                                     23,949     (51,767)
  Premium arising on scrip dividend shares issued
    credited to the profit and loss account                                              -         957
  Goodwill in the year:
    eliminated on the acquisition of subsidiary undertakings                             -     (20,793)
    on the disposal of subsidiary undertakings                               3      11,496         689
    on reassessment of goodwill previously eliminated                       19           -         164
  Transfer to capital reserve                                               18           -        (345)
  Net translation adjustment on foreign currency net assets
    and borrowings (net of tax credit of GBPl12,000;1998:GBP nil)                      420      (4,475)
                                                                                       ---      -------
  At 31 March                                                                       14,836     (21,029)
                                                                                    ------     --------

The accompanying notes form part of these financial statements.

FINANCIAL STATEMENTS continued

Group balance sheet
                                                               At 31 March
                                                              1999         1998
                                                                       Restated
                                                                        (note 4)
                                                   Note     GBP'000     GBP'000
  Fixed assets
  Tangible assets                                     9      37,999      52,410
  Fixed asset investments                            10         504           4
                                                             ------      ------
                                                             38,503      52,414
  Current assets
  Stocks                                             11      45,928      70,836
  Debtors                                            12      56,917      69,630
  Cash at bank and in hand                           22      13,400      15,852
                                                             ------      ------
                                                            116,245     156,318

  Creditors: amounts falling due within one year     13     (61,491)   (142,643)
                                                            --------    --------
  Net current assets                                         54,754      13,675
                                                             ------      ------

  Total assets less current liabilities                      93,257      66,089

  Creditors: amounts falling due after
   more than one year                                13     (15,107)    (18,179)

  Provisions for liabilities and charges             15     (19,658)    (25,241)
                                                            --------    --------

  Net assets                                                 58,492      22,669
                                                             ------      ------

  Represented by:
  Capital and reserves
  Called up share capital                            17       9,295       9,295
  Share premium account                              18      32,210      32,210
  Revaluation reserve                                18         688         688
  Capital reserve                                    18       1,463       1,463
  Profit and loss account                            19      14,836     (21,029)
                                                             ------     --------

  Equity shareholders' funds                                 58,492      22,627

  Minority interest - equity                         29           -          42
                                                                  -           -
                                                             -------     -------
                                                             58,492      22,669
                                                             -------     -------
   On behalf of the board

   JE Craig
   Chairman

   JFW Kennerley
   Group Finance Director

   1 July 1999



The accompanying notes form part of these financial statements.

FINANCIAL STATEMENTS continued

Group cash flow statement
                                                           Year ended 31 March
                                                              1999       1998
                                                      Note   GBP'000    GBP'000
  Cash inflow from operating activities                21     21,966        225
  Returns on investment and servicing of finance       23a    (3,447)    (4,985)
  Taxation                                             23b   (12,803)    (8,255)
  Capital expenditure                                  23c    (4,085)    (3,675)
                                                              -------    -------
                                                               1,631    (16,690)

  Acquisitions and disposals                           23d    48,945    (27,458)
  Equity dividends paid                                            -     (8,479)
                                                                   -     -------
  Cashflow before management of liquid resources
    and financing                                             50,576    (52,627)
  Management of liquid resources                       23e    (1,861)         -
  Financing                                            23f   (19,124)    15,392
                                                             --------    ------
  Increase/(decrease) in cash in the year              22     29,591    (37,235)
                                                              ------    --------


Reconciliation of net cash flow to movement in net debt
                                                               1999       1998
                                                      Note   GBP'000    GBP'000
 Cash movements
 Increase/(decrease) in cash in the year                      29,591    (37,235)
 Decrease in debt and lease financing in the year       23f   19,124      3,545
 Increase in short-term cash deposits                   23e    1,861          -
 Non-cash movements
 Debt transferred on disposals/(acquisitions)                  2,182     (6,554)
 New finance leases taken out                                      -     (1,176)
 Translation adjustment                                         (571)     1,224
                                                                -----     -----
 Movement in net debt in the year                             52,187    (40,196)

 Net debt at 1 April                                         (56,599)   (16,403)
                                                             --------   --------
 Net debt at 31 March                                   22    (4,412)   (56,599)
                                                             --------  ---------


Group statement of total recognised gains and losses

                                                             Year ended 31 March
                                                               1999        1998
                                                                        Restated
                                                                        (note 4)
                                                      Note   GBP'000    GBP'000
 Retained profit/(loss) for the financial year                23,949    (51,767)
 Translation adjustment on net foreign
   currency investments                                          669     (4,896)
 Translation adjustment in respect of borrowings
   taken out to hedge net foreign currency
   investments                                                  (249)       421
                                                                -----       ---
 Total recognised gains and losses for the year               24,369    (56,242)
 Prior year adjustments                                 4    (4,175)          -
                                                              -------    -------
 Total gains and losses recognised since the
   last annual report                                         20,194    (56,242)
                                                              --------  --------


Statement of historical cost profits

Year ended 31 March

There is no material difference between the group's results as reported and on an historical cost basis for the year and the previous year. Accordingly no note of historical cost profits and losses has been prepared.

The accompanying notes form part of these financial statements.

FINANCIAL STATEMENTS continued

Movement in group equity shareholders' funds

                                                     For the year ended 31 March
                                                               1999        1998
                                                                       Restated
                                                                        (note 4)
                                                      Note   GBP'1000   GBP'000
 Total recognised gains and losses for the year                24,369   (56,242)
 New share capital issued                               17          -       322
 Premium arising on shares issued during the year
 credited to share premium account                      18          -    18,615
 Premium arising on scrip dividend shares issued
 during the year credited to profit and loss account    19          -       957
 Goodwill in the year:
 eliminated on the acquisition of subsidiary
   undertakings                                         19          -   (20,793)
 on the disposal of subsidiary undertakings              3     11,496       689
 on reassessment of goodwill previously eliminated      19          -       164
                                                                    -       ---
 Net additions/(deductions) from shareholders' funds           35,865   (56,288)
 Shareholders' funds at beginning of year
   (as restated)                                               22,627    78,915
                                                               ------    ------
 Shareholders' funds at end of year (prior year
   restated)                                                   58,492    22,627
                                                               ------    ------

  The accompanying notes form part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS

1. Accounting Policies

The accompanying consolidated financial statements do not comprise "statutory accounts" within the meaning of section 240 of the Companies Act 1985 of England and Wales, but have been based upon the full published accounts of the Company for the two fiscal years to 31 March 1999 which have been delivered to the Registrar of Companies in England and Wales upon which unqualified audit reports have been given.

The following are the accounting policies which have been applied consistently, except for the revised accounting policy on provisions and the calculation of earnings per share explained below, to items considered material in the financial statements.

Basis of presentation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United
Kingdom (UK GAAP). UK GAAP and accounting principles adopted by the Company differ in certain respects from accounting principles generally accepted in the United States (US GAAP). See Note 30 for a discussion of the principal differences that would affect the Company's consolidated net income and shareholders' equity if US GAAP had been applied instead of UK GAAP in the preparation of the consolidated financial statements. The financial statements have been prepared under the historical cost convention as modified to include the revaluation of certain land and buildings, and comply with applicable accounting standards.

Consolidation. The group accounts consolidate the accounts of the Company and its subsidiaries, all drawn up to 31 March 1999. For the year to 31 March 1998, the group accounts consist of the accounts of the Company and its subsidiaries with the exception of Matbro (NI) Limited and Matbro Limited for whom management accounts were consolidated and audited. The trading results of companies acquired or disposed of are accounted for from or up to the relevant date of acquisition or disposal.

Where appropriate, goodwill on consolidation following the purchase of companies accounted for under the acquisition method and goodwill purchased on the acquisition of businesses was taken directly to reserves for purchases prior to 1 April 1998. Goodwill arising on acquisitions subsequent to this date will be capitalised and amortised on a straight-line basis over an appropriate period, being no more than 20 years, in accordance with Financial Reporting Standard 10 (Goodwill and intangible assets). Goodwill remaining on acquisitions at the time of their disposal continues to be charged or credited in the profit and loss account.

Turnover. Turnover represents sale of goods and services falling within the ordinary activities of the group, exclusive of Value Added Tax.

Research and development expenditure. Research and development costs are written off to the profit and loss account as incurred.

Pension costs. The group operates both defined benefit and defined contribution schemes. The pension costs in respect of defined contribution schemes are charged to the profit and loss account in the year. The pension costs in respect of defined benefit schemes are charged to the profit and loss account on a systematic basis, based on actuarial calculations over the service lives of the employees.

Taxation. Corporation tax is charged based on the profits for the year. Deferred taxation arising as a result of timing differences between the profit as computed for taxation purposes and that stated in the financial statements is provided under the liability method to the extent that it is probable that the liability will crystallise in the foreseeable future.

Earnings per share. The group has adopted Financial Reporting Standard 14 (Earnings per share) in the year. The calculation of basic earnings per ordinary share is based on the profit or loss attributable to shareholders and on the weighted average number of all ordinary shares outstanding during the year. The calculation of diluted earnings per ordinary share is based on the profit or loss attributable to shareholders and on the weighted average number of all ordinary shares outstanding during the year, plus the weighted average number of ordinary shares that would be issued on the exercise of all dilutive share options into ordinary shares.

Foreign currencies. Transactions in foreign currencies are recorded at the rate ruling at the date of the transactions or at a contracted rate. The resulting monetary assets and liabilities are translated at the balance sheet rate or the contracted rate and the exchange differences are dealt with in the profit and loss account.

The group's net investments in overseas subsidiary undertakings are translated at the rate ruling at the balance sheet date. The profits and losses of overseas subsidiary undertakings are translated at average rates for the year. Exchange differences resulting from the retranslation of the opening balance sheets of overseas subsidiary undertakings at closing rates, together with the differences on the translation of the profit and loss accounts, are dealt with through reserves and reflected in the statement of total recognised gains and losses. Where net investments are matched in whole or in part by foreign currency borrowings, the exchange differences arising on the retranslation of such borrowings are also recorded as reserve movements and reflected in the statement of total recognised gains and losses.

NOTES TO THE  FINANCIAL STATEMENTS continued

Tangible fixed assets and depreciation. The group has adopted Financial Reporting Standard 11 (Impairment of fixed assets and goodwill) during the year. Tangible fixed assets are stated at cost or valuation, less accumulated depreciation and any provision for impairment. No depreciation is charged on freehold land. Depreciation on other fixed assets is calculated on a straight line or reducing balance basis to write down the cost or valuation less residual value over the expected useful lives of the assets. The periods and methods generally applicable are as follows:

       Asset Category             Period                      Method
       Freehold buildings         20-50 years                 straight line
       Plant and equipment        Mainly 5-10 years           straight line
       Motor vehicles             4-5 years                   reducing balance

Hire purchase and leased assets. Assets held under hire purchase agreements or finance leases are capitalised and depreciated in accordance with the group depreciation policy. Obligations under these agreements are apportioned between finance charges and capital repayments on the annuity method.

Rentals of assets held under operating leases are charged to the profit and loss account in the period in which they occur.

Fixed asset investments. Fixed asset investments are shown at cost less provisions for any impairment.

Stocks. Stocks are valued at the lower of cost and net realisable value. In the case of finished goods, cost is defined as the aggregate cost of raw materials, direct production labour and overheads, together with an attributable proportion of indirect overheads.

Net realisable value is based on estimated normal selling price less further costs expected to be incurred to completion and disposal.

Commitments to repurchase equipment. Where the group has entered into arrangements with financial institutions or other third parties to repurchase, at some time in the future, equipment sold by the group, the liability to re-acquire the asset is included within creditors. The estimated net residual value of the asset to be repurchased is included within debtors.

Accounting for provisions. The group has adopted Financial Reporting Standard 12 (Provisions, contingent liabilities and contingent assets) in the year. The cost of a present obligation is provided when a transfer of economic value is likely to be required to settle the obligation and the group is able to make a reliable estimate. If the group is able to avoid this expenditure by altering its future actions then no provision for this obligation is recognised.

Warranty. The cost of warranty is provided for on the basis of known claims and an estimate, based on past experience, of future claims expected to arise over the period of the warranty.

Government grants. Government grants on capital expenditure are credited to deferred revenue and are released to the profit and loss account over the expected useful life of the relevant asset in line with the depreciation rate on the related asset.

Revenue grants are credited on a receivable basis to the profit and loss account.

NOTES TO THE  FINANCIAL STATEMENTS continued

2. Turnover, operating profit/(loss) and net assets

 The turnover and operating profit/(loss) arise from the principal activities of the manufacture and sale of screening, crushing, materials handling and recycling equipment.

 a. Turnover by destination

                                                1999                    1998
                                             GBP'000                 GBP'000
      United Kingdom and Ireland             105,400                 147,905
      North America                          101,970                  98,830
      Europe                                  42,791                  37,044
      Far East/Other                          15,799                  26,839
                                              ------                  ------
                                             265,960                 310,618
                                             -------                 -------


 The discontinued activities had the following impact on turnover by destination in the current year:

                                                      GBP'000
      United Kingdom and Ireland                       21,315
      North America                                    19,152
      Europe                                                -
      Far East/Other                                      349
                                                       ------
                                                       40,816
                                                       ------

b. Turnover by origin

                                               1999                                1998
                               ----------------------------------     --------------------------------
                                               Inter-    Turnover                  Inter-     Turnover
                                Turnover      segment    to third    Turnover     segment     to third
                               by origin     turnover     parties   by origin    turnover      parties
                                 GBP'000      GBP'000     GBP'000     GBP'000     GBP'000      GBP'000
  United Kingdom and Ireland     235,853     (43,022)     192,831     282,637    (45,650)      236,987
  North America                   75,068      (1,939)      73,129      75,827     (2,196)       73,631
                                  ------      -------      ------      ------     -------       ------
                                 310,921     (44,961)     265,960     358,464    (47,846)      310,618
                                 -------     --------     -------     -------    --------      -------


 The discontinued activities had the following impact on turnover by origin in the current year:


                                                                        GBP'000
 United Kingdom and Ireland                                              22,770
 North America                                                           18,046
                                                                         ------
                                                                         40,816
                                                                         ------

c. Operating profit and total net assets by origin
                                                                     1999
                                             Operating
                                                profit              Net assets
                                               GBP'000                 GBP'000
  United Kingdom and Ireland                    21,042                  33,556
  North America                                  4,755                  24,936
                                                 -----                  ------
                                                25,797                  58,492
                                                ------                  ------

NOTES TO THE FINANCIAL STATEMENTS continued


                                                                      1998
                          Operating                 Operating    Net assets/               Net assets/
                      profit/(loss)       Prior  profit/(loss) (liabilities)        Prior (liabilities)
                     (as previously        year      Restated (as previously         year     Restated
                            stated) adjustments      (note 4)        stated)  adjustments     (note 4)
                           GBP '000    GBP '000      GBP '000       GBP '000     GBP '000     GBP '000
  United Kingdom and Ireland(47,337)        421      (46,916)        (7,510)      (4,175)     (11,685)
  North America               4,246           -         4,246         34,354            -       34,354
                              -----         ---         -----         ------       ------       ------
                           (43,091)         421      (42,670)         26,844      (4,175)       22,669
                           --------         ---      --------         ------      -------       ------

The  discontinued   activities   contributed  the  following  to  the  operating
profit/(loss) and net assets in the current year:

                                            Operating
                                        profit/(loss)              Net assets
                                              GBP'000                GBP '000
 United Kingdom and Ireland                    (2,868)                      -
 North America                                  3,438                       -
                                                -----                   -----
                                                  570                       -
                                                  ---                   -----


d. Turnover, operating profit/(loss) and net assets by division


                                                  1999                           1998 Restated (note 4)
                               --------------------------------------  ----------------------------------------
                                  Turnover   Operating          Net       Turnover    Operating      Net assets/
                                               profit/       assets/                    profit/     (liabilities)
                                                (loss)  (liabilities)                    (loss)

                                   GBP'000     GBP'000      GBP '000       GBP '000     GBP '000      GBP '000
   Screening/recycling
   division:
     Continuing activities          97,745      13,897        34,140        104,295        8,738        55,023
     Discontinued activities             -           -             -          6,176          303             -
   Crushing division                37,473       2,701        14,851         43,285          209        11,878
   Materials handling:
     Continuing activities          90,799      11,806        19,167         63,834        2,688        19,502
     Discontinued activities        41,090         570             -         97,696     (37,643)      (16,895)
                                    ------         ---             -         ------     --------      --------
                                   267,107      28,974        68,158        315,286     (25,705)        69,508
   Interdivisional trading         (1,147)           -             -        (4,668)           -              -
   Head office                           -     (3,177)       (9,666)              -     (16,965)      (46,839)
                                   -------     -------       -------       --------     --------      --------

                                   265,960      25,797        58,492        310,618     (42,670)        22,669
                                   -------      ------        ------        -------     --------        ------

e. Operating profit/(loss)
                                                           1999
                                         ---------------------------------------
                                          Continuing   Discontinued
                                          activities     activities        Total
                                            GBP '000        GBP'000      GBP'000
     Turnover                                225,144         40,816      265,960
     Cost of sales                         (169,685)       (33,132)    (202,817)
                                           ---------       --------    ---------
     Gross profit                             55,459          7,684       63,143
     Administrative expenses                (17,414)        (5,653)     (23,067)
     Selling and distribution expenses      (13,287)        (1,504)     (14,791)
     Other operating income                      469             43          512
                                                 ---             --          ---
     Operating profit                         25,227            570       25,797
                                              ------            ---       ------

NOTES TO THE FINANCIAL STATEMENTS continued

                                                   1998 Restated (note 4)
                                        Continuing      Discontinued
                                        activities      activities        Total
                                           GBP'000        GBP '000     GBP '000
   Turnover                                206,746         103,872      310,618
   Cost of sales                          (159,815)       (109,323)    (269,138)
                                          ---------       ---------    ---------
   Gross profit/(loss)                      46,931          (5,451)      41,480
   Administrative expenses                 (39,072)        (25,553)     (64,625)
   Selling and distribution expenses       (13,624)         (6,469)     (20,093)
   Other operating income                      435             133          568
                                               ---             ---          ---
   Operating loss                           (5,330)        (37,340)     (42,670)
                                            -------        --------     --------

The following items, exceptional because of their size, have been charged in arriving at the operating profit/(loss):

                                                     1998 Restated (note 4)
                                                 Continuing       Discontinued
                                                 activities         activities          Total
                                                   GBP '000           GBP '000       GBP '000
   Cost of sales
     Total stock provision charged in the year        4,652              3,468          8,120
     Total warranty costs charged in the year         2,015              6,780          8,795
                                                      -----              -----          -----
                                                      6,667             10,248         16,915
                                                      -----             ------         ------

   Administration expenses
      Total charge for bad and doubtful
        debts in the yea                              8,166             14,194         22,360
      Provision for legal fees and claims            10,166                  -         10,166
      Accrual for other professional fees             4,023                  -          4,023
      Provision for other claims                        200              2,500          2,700
                                                        ---              -----          -----
                                                     22,555             16,694         39,249
                                                     ------             ------         ------
                                                     29,222             26,942         56,164
                                                     ------             ------         ------


  Charges under certain of these headings were also incurred in 1999 and charged against operating profits but the amounts were not exceptional in size. Exceptional head office costs of GBP3,100,000 incurred in 1999 in connection with the Matbro situation have been charged to operating profit under discontinued activities within the Materials Handling segment.

  NOTES TO THE FINANCIAL STATEMENTS continued

   The operating profit/(loss) is stated after charging/(crediting):

                                                          1999       1998
                                                       GBP'000   GBP '000
 Depreciation on owned fixed assets                      3,274      3,696
 Depreciation on fixed assets held under
     finance leases and hire purchase                      458        511
 Diminution in value of land (see note 9)                    -        400
 Amortisation of intangible assets                           -         57
 Research and development expenditure                    1,377      1,388
 Capital grants released                                  (394)      (653)
 Revenue grants received                                  (222)      (735)
 Loss on disposal of fixed assets                           29         78
 Auditors' remuneration
     - Arthur Andersen - audit - half year                 505          -
     - Arthur Andersen - audit - full year                 455          -
     - Arthur Andersen - non-audit fees                    242          -
     - Other auditors - audit                                -        815
     - Other auditors - non-audit fees                       -        653
 Operating leases
     - plant and machinery                                  17        206
     - property rental (prior year restated)               298        151
     - other                                                70          6
 Directors' remuneration                                 1,029      2,267



    Directors'   remuneration  consists  of  salary/fees,   performance  related
    bonuses, benefits in kind and payments to defined contribution pension schemes.

3 Profit/(loss) on disposal or termination of subsidiary undertakings

  The  profit  on  disposal  or  termination  of  subsidiary   undertakings   of
GBP16,320,000 comprises of the following items:

  Disposal of Geith International Limited

   The group made a profit on the disposal of Geith International Limited of GBP133,000. A summary of the effect of the disposal is as follows:

   Net assets disposed of:


                                                                      GBP '000

    Tangible assets                                                      2,932
    Stocks                                                               1,964
    Debtors                                                              1,726
    Cash (net)                                                             294
    Creditors                                                           (3,415)
                                                                        -------
    Net assets                                                           3,501
    Goodwill previously written off (see note 19)                        3,228
    Minority Interest                                                      (42)
                                                                           ----
                                                                         6,687

    Cash received                                                        6,820
                                                                         -----
    Profit on disposal                                                     133
                                                                         -----

    The consolidated profit for the year did not include any profit relating to Geith International Limited, as the effective date of disposal was in April 1998 when control of the company's operations was passed to the company's management.

NOTES TO THE  FINANCIAL STATEMENTS continued

3 Profit/(loss) on disposal or termination of subsidiary undertakings
  (continued)

Disposal of SDC Trailers Limited

The group made a loss on the disposal of SDC Trailers Limited of GBP831,000. A summary of the effect of the disposal is as follows:

Net assets disposed of:

                                                                      GBP '000
     Tangible assets                                                     6,266
     Stocks                                                              6,423
     Debtors                                                             9,059
     Bank overdraft (net)                                               (2,905)
     Creditors                                                         (14,421)
     Deferred tax                                                         (478)
                                                                          -----
     Net assets                                                          3,944
     Goodwill previously written off (see note 19)                       3,742
                                                                         -----
                                                                         7,686
     Cash received                                                       6,355
     Deferred consideration                                                500
                                                                           ---
     Loss on disposal                                                     (831)
                                                                          -----

The consolidated profit for the year included a profit after tax of GBP324,000 in respect of SDC Trailers Limited up to 1 September 1998, the effective date of disposal.

In the period up to disposal SDC Trailers Limited absorbed GBP2,343,000 of the group's net operating cashflows, paid GBPl53,000 in respect of the net returns on investments and servicing of finance, and increased its net borrowings by GBP1,069,000.

Disposal of Ludlow-Saylor Inc.

The group made a profit on the disposal of Ludlow-Saylor Inc. of GBP1,229,000. A summary of the effect of the disposal is as follows:

Net assets disposed of:

                                                                       GBP'000
   Tangible assets                                                       1,510
   Stocks                                                                1,418
   Debtors                                                                 848
   Cash                                                                    736
   Creditors                                                             (554)
                                                                         -----
   Net assets                                                            3,958
   Goodwill previously written off (see note 19)                            77
                                                                            --

                                                                         4,035

   Cash received                                                         5,264
                                                                         -----
   Profit on disposal                                                    1,229
                                                                         -----

The consolidated profit for the year included a profit after tax of GBP431,000 in respect of Ludlow-Saylor Inc. up to 9 March 1999, the effective date of disposal.

In the period up to disposal Ludlow-Saylor Inc. contributed GBP1,005,000 to the group's net operating cashflows, received GBP19,000 in respect of net returns on investments and servicing of finance, paid GBP405,000 in respect of tax and made capital expenditure payments of GBP52,000.

NOTES TO THE FINANCIAL STATEMENTS continued

3 Profit/(loss) on disposal or termination of subsidiary undertakings
  (continued)

Disposal of US Truck Cranes Inc

The  group  made  a  profit  on  the   disposal  of  US  Truck  Cranes  Inc.  of
GBP15,941,000. A summary of the effect of the disposal is as follows

Net assets disposed of:


                                                                    GBP '000
    Tangible assets                                                    1,562
    Stocks                                                             5,324
    Debtors                                                            1,960
    Cash                                                                 582
    Creditors                                                        (4,364)
    Deferred tax                                                       (124)
                                                                       -----
    Net assets                                                         4,940
    Goodwill previously written off (see note 19)                      4,449
                                                                       -----
                                                                       9,389

    Cash received                                                     25,330
                                                                      ------
    Profit on disposal                                                15,941
                                                                      ------

The consolidated profit for the year included a profit after tax of GBP1,400,000 in respect of US Truck Cranes Inc. up to 3 November 1998, the effective date of disposal.

In the period up to disposal US Truck Cranes Inc. contributed GBP3,188,000 to the group's net operating cashflows, paid GBPl13,000 in respect of net returns on investments and servicing of finance, paid tax of GBP1,136,000 and made capital expenditure payments of GBP41,000.

Termination of Matbro manufacturing activities

On 11 May 1998, the group terminated Matbro's manufacturing activities and disposed of certain intellectual property rights for a sum of GBP4,798,000, which was satisfied in cash.

In connection with this termination, the directors have considered the value of the remaining fixed assets previously used in the Matbro manufacturing activities (and certain related capital grants) and jigs to have diminished in value to the group. A summary of the effect of the termination is as follows:

                                                                       GBP'000
  Gain on sale of intellectual property rights                           4,798
  Impairment of tangible fixed assets and jigs                          (4,401)
  Capital grants relating to tangible fixed assets                         366
  Costs relating to termination of manufacturing activities               (915)
                                                                          -----
  Loss on termination                                                     (152)
                                                                          -----

NOTES TO THE FINANCIAL STATEMENTS continued

4 Prior year adjustments

The group has changed its accounting for the cost of onerous property leases, which has resulted in a prior year adjustment of GBP4,175,000.

In prior years the cost of the obligation for onerous property leases was charged to the profit and loss account as incurred with no provision being made for future commitments. The prior year adjustment represents the directors' best estimate of the present value of the cost of these future obligations. The effect of the adjustment was to increase basic and diluted earnings per share by 0.17p for the year ended 31 March 1998. The current year effect of the change in policy on the group profit and loss account and balance sheet is disclosed in note 15.

The effect of this adjustment on the 1998 group profit and loss is summarised below:

                                                                         GBP'000
                                                                         -------
  Reduction  in  administrative  expense                                    421
  Increase in interest expense through unwinding of discount on provision  (265)
                                                                         -------
  Decrease in loss on ordinary activities before taxation                   156
                                                                         -------

The effect of these adjustments on the group balance sheet at 31 March 1998 was as follows:

                                                                         GBP'000
                                                                         -------
    Increase in provisions for liabilities and charges                     4,175
                                                                         -------

5 Employees

a. The average number of persons employed by the group during the year is analysed below:

                                                 1999                     1998
                                                  No.                      No.
  Production                                    1,322                    1,474
  Administration and management                   355                      325
  Sales                                           122                      152
                                                  ---                      ---
                                                1,799                    1,951
                                                -----                    -----

b. Group employment costs:

                                                 1999                     1998
                                              GBP'000                 GBP '000
  Gross wages and salaries                     30,349                   33,206
  Social security costs                         2,620                    3,069
  Pension costs                                   608                      656
                                                  ---                      ---
                                               33,577                   36,931
                                               ------                   ------

6 Interest payable and similar charges

                                                 1999                     1998
                                                                      Restated
                                                                       (note 4)
                                              GBP'000                  GBP'000
  Amounts repayable within five years:
    On bank loans, overdrafts and other loans   4,003                    5,121
    On loan notes                                 210                      112
  Hire purchase and finance leases                131                      109
  Exchange gains on foreign currency borrowings
    not credited to reserves                        -                     (704)
  Unwinding of discount on provision (note 15)    300                      265
                                                  ---                      ---
                                                4,644                    4,903
                                                -----                    -----

  NOTES TO THE FINANCIAL STATEMENTS continued

7 Taxation

                                                 1999                     1998
                                              GBP'000                  GBP'000
  UK corporation tax at a rate of 31% based
     on the UK taxable profit for the year      1,424                   (1,865)
  Foreign taxation for the year                12,371                    3,125
  Under provision of corporation tax in
     previous years                                 -                      183
  Irrecoverable ACT                               470                        -
  Deferred taxation (see note 15)                 156                       87
                                                  ---                       --
                                               14,421                    1,530
                                               ------                    -----

The deferred tax charge of GBPl56,000 consists of a credit in respect of the UK of GBP149,000 offset by an overseas charge of GBP305,000. The tax charge for the year and the prior year have been reduced due to the effect of losses accumulated in the group. The tax charge attributable to the exceptional profit on disposal or termination of subsidiary undertakings in the year is GBP10,902,000.

8 Dividends and earnings per share

Dividends                                       1999                     1998
                                             GBP'000                  GBP'000
 Interim dividend: nil (1998: 3.1 p)               -                    2,796
 Final dividend: nil (1998: nil)                   -                        -
                                               -----                   ------
 Total dividend: nil (1998: 3.1 p)                 -                    2,796
                                               -----                    -----

The Company in paying the interim dividend for the year ended 31 March 1998 made an unlawful distribution of GBP44,000 and the directors obtained shareholders' approval to regularise the unlawful distribution at the Annual General Meeting in October 1998.

Earnings per share

The calculation of basic earnings per ordinary share is based on profit attributable to shareholders of GBP23,949,000 (1998: loss attributable to shareholders of GBP48,971,000) and on 92,945,475 (1998: 90,734,753) shares, this being the weighted average number of ordinary shares in issue and ranking for dividend during the year.

The calculation of diluted earnings per ordinary share is based on profit attributable to shareholders of GBP23,949,000 (1998: loss attributable to shareholders of GBP48,971,000) and on the weighted average number of all ordinary shares outstanding during the year, plus the weighted average number of ordinary shares that would be issued on the exercise of all the dilutive share options into ordinary shares of 40,585 (1998: nil), giving a total of 92,986,060 (1998: 90,734,753).

The group has adopted Financial Reporting Standard 14 in the year and as a result the comparative figures for the year to 31 March 1998 have been presented on a comparable basis.

NOTES TO THE FINANCIAL STATEMENTS continued

9 Tangible assets

                                           Freehold
                                           land and     Plant and
                                          buildings     equipment        Total
                                           GBP '000      GBP '000     GBP '000
     Cost or valuation
     At 1 April 1998                         37,257        42,418       79,675
     Additions                                  339         5,576        5,915
     Disposals - on sale of                 (7,249)       (7,283)     (14,532)
     subsidiaries
               - other                            -       (1,307)      (1,307)
     Translation adjustment                     463           503          966
                                                ---           ---          ---
     At 31 March 1999                        30,810        39,907       70,717
                                             ------        ------       ------
     Cost                                    26,380        39,907       66,287
     Valuation                                4,430             -        4,430
                                              -----             -        -----
     At 31 March 1999                        30,810        39,907       70,717
                                             ------        ------       ------

     Depreciation
     At 1 April 1998                          5,540        21,725       27,265
     Charge for the year                        849         2,883        3,732
     Impairment losses (note 3)               1,552         2,849        4,401
     Disposals - on sale of                   (574)       (1,688)      (2,262)
     subsidiaries
                - other                           -         (711)        (711)
     Translation adjustment                      77           216          293
                                                 --           ---          ---
     At 31 March 1999                         7,444        25,274       32,718
                                              -----        ------       ------

     Net book value
     At 31 March 1999                        23,366        14,633       37,999
                                             ------        ------       ------
     At 31 March 1998                        31,717        20,693       52,410
                                             ------        ------       ------

The net book value of plant and equipment includes an amount of GBP2,670,000 (1998: GBP2,547,000) in respect of assets held under hire purchase and finance leases by the group.

In connection with the termination of the Matbro manufacturing activities, the directors have considered the value of the remaining fixed assets used in these activities. This resulted in the diminution of fixed assets by GBP4,401,000 (see note 3).

Fixed assets are included at cost except for:

(i) GBP1,000,000 in respect of a property valued at open market value at 31 March 1987, GBP1,330,000 in respect of a property valued at open market value at 22 March 1990 and GBP1,500,000 in respect of freehold property valued at open market value at 31 December 1993. The historic cost of these land and buildings which have been revalued is GBP3,142,000 (1998:
       GBP3,142,000)  with  accumulated   depreciation  of  GBPl,143,000  (1998:
       GBPl,127,000) provided thereon.

(ii) At 31 March 1998 the directors valued land, which is no longer used in the business, on an open market value basis of GBP600,000. The historic cost of the land was GBP1,000,000 with accumulated depreciation thereon of GBPnil. The diminution in value of the land of GBP400,000 was written off to the profit and loss account in that year (see note 2).

The cost of land which is not depreciated is GBP6,478,000 (1998: GBP6,894,000).

10 Fixed asset investments

                                            Listed       Other
                                       investments investments        Total
                                           GBP'000     GBP'000      GBP'000
    Cost
    At 1 April 1998                              4           -            4
    Additions                                    -         500          500
                                                 -         ---          ---
    At 31 March 1999                             4         500          504
                                                 -         ---          ---

The market value of the listed investments was GBP5,000 at 31 March 1999.

NOTES TO THE FINANCIAL STATEMENTS continued

The principal operating subsidiaries of the group at 31 March 1999 were:

                                                   Country of
                                                   operation and
  Company                                          incorporation                   Principal activities

  Benford Limited*                                 England & Wales                Manufacture and sale of compaction and
                                                                                  construction equipment
  Benford America Inc                              USA                            Sale and distribution of compaction and
                                                                                  construction equipment
  Brown Lenox & Co Limited                         England & Wales                Manufacture and sale of crushing equipment
  Containers and Pressure Vessels Limited          Republic of Ireland            Manufacture and sale of stainless steel
                                                                                  pressure vessels
  CPV (UK) Limited                                 England & Wales                Sale and distribution of stainless steel
                                                                                  pressure vessels
  Finlay Hydrascreens (Omagh) Limited*             Northern Ireland               Manufacture and sale of screening and
                                                                                  recycling units
  Finlay  Hydrascreen  USA Inc                     USA                            Sales  and  distribution  in the  United States
  Matbro  Limited*                                 England & Wales                Sale of spares for telescopic handlers
  Moffett Engineering Limited*                     Republic of Ireland            Manufacture and sale  of  truck-mounted  forklifts
  BL  Pegson  Limited                              England  & Wales               Manufacture and sale of crushing, screening
                                                                                  and pumping equipment
  BL Pegson USA Inc                                USA                            Sale and distribution of crushing, screening
                                                                                  and pumping equipment
  Powerscreen International (Canada) ULC           Canada                         Manufacture of screening and conveyor equipment
  Powerscreen International Distribution Limited   Northern Ireland               Manufacture, assembly and sale of
                                                                                  screening/recycling equipment
  Powerscreen Limited*                             Republic of Ireland            Manufacture and sale of screen units and
                                                                                  recycling equipment
  Powerscreen of America                           USA                            Sales, distribution and services in the United
                                                                                  States
  Royer Industries Inc                             USA                            Manufacture and sale of shredder equipment and
                                                                                  contract fabrications
  Simplicity Engineering                           USA                            Manufacture and sale of static screens and
                                                                                  feeders

       *Represents investments held directly by Powerscreen International PLC.

A complete list of all subsidiaries is attached to the Annual Return. All investments comprise ordinary shares except Powerscreen Limited, which includes an investment in preference shares. All subsidiaries are 100% owned.

Disposals
During the period the Company disposed of the entire share capital in Geith International Ltd for a consideration of GBP6,820,000.

On 1 September 1998 the Company disposed of the entire share capital of SDC Trailers Ltd for cash consideration of GBP6,355,000 and deferred consideration in the form of preference shares of GBP500,000 which is included in other investments above.

On  9  March  1999  the  Company   disposed  of  the  entire  share  capital  in
Ludlow-Saylor Inc. for a cash consideration of GBP5,264,000.

On 3 November 1998 the Company disposed of the entire share capital in US Truck Cranes Inc for a cash consideration of GBP25,330,000.

NOTES TO THE FINANCIAL STATEMENTS continued

11 Stocks

                                                             1999     1998
                                                          GBP'000  GBP'000
  Raw materials and consumables                            15,318   29,698
  Work in progress                                         11,441   10,945
  Finished goods                                           19,169   30,193
                                                           ------   ------
                                                           45,928   70,836
                                                           ------   ------

The replacement cost of stocks does not differ materially from the carrying value disclosed above.

12 Debtors

                                                                   1999     1998
                                                                GBP'000  GBP'000
 Trade debtors                                                   50,275   56,939
 Other debtors                                                    2,561    4,788
 ACT recoverable                                                    584    3,637
 Prepayments and accrued income                                   2,429    2,559
 Net residual value of assets recoverable under
   repurchase commitments                                         1,068    1,707
                                                                 ------   ------
                                                                 56,917   69,630
                                                                 ------   ------
 Debtors  include  amounts  due  after  more  than  one year as follows:
 Trade debtors                                                       37    1,311
 ACT recoverable                                                      -    3,637
 Net residual value of assets recoverable
   under repurchase commitments                                   1,068    1,707
                                                                  -----    -----
                                                                  1,105    6,655
                                                                  -----    -----


Included in debtors are amounts due of GBPnil (1998: GBP2,600,000) subject to an invoice discounting facility of which GBPnil (1998: GBP185,000) had been drawn down at the year end.


13 Creditors
                                                                   1999     1998
   Amounts falling due within one year:                          GBP'000 GBP'000
                                                                 ------- -------
   Bank loans and other borrowings
   Bank overdrafts                                                    -   33,739
   Bank loans                                                       300   22,404
   Bills of exchange discounted                                       -    2,522
   Obligations under finance leases and hire purchase contracts     736    1,790
   Other loans                                                      147       66
   Invoice discounting                                                -      185
   Loan notes                                                     8,502    1,661
                                                                  -----    -----
                                                                  9,685   62,367
   Other creditors
   Trade creditors                                               33,588   55,572
   Bills of exchange issued                                         108      164
   Corporation tax                                                5,666    6,087
   Other taxes and social security                                1,789    1,481
   Other creditors                                                  556    1,140
   Accruals and deferred income                                  10,099   14,893
   ACT payable                                                        -      939
                                                                -------  -------
                                                                 61,491  142,643
                                                                -------  -------

NOTES TO THE FINANCIAL STATEMENTS continued

                                                      1999        1998
  Amounts  falling  due after more than one  year:   GBP'000    GBP'000
  Bank  loans and other  borrowings  Bank  loans      7,172           -
  Obligations under finance leases and hire
     purchase contracts                                 620       1,362
  Other loans                                           335       2,242
  Loan notes                                              -       6,480
                                                      -----       -----
                                                      8,127      10,084
  Other creditors
  Other creditors                                     1,287         530
  Accruals and deferred income                        3,978       5,448
  Commitments to repurchase equipment                 1,715       2,117
                                                      -----       -----
                                                     15,107      18,179
                                                     ------      ------

Accruals and deferred income include government grants to be credited to the profit and loss account in future years (see note 16). Included in group creditors  due  within  one year are  government  grants  of  GBP394,000  (1998:
GBP542,000)  and  in  group  creditors  after  one  year   GBP3,978,000   (1998:
GBP5,448,000).

The maturity of bank loans and other borrowings is as follows:

                                                                        Between      Between     Greater
                                                          Less than     one and      two and   than five
                                                           one year   two years   five years      years        Total
                                                            GBP'000     GBP'000     GBP '000     GBP'000     GBP'000
  Repayable other than by instalments
  Bank loans                                                      -       6,579            -           -       6,579
  Loan notes                                                  8,502           -            -           -       8,502
  Other loans                                                    15          74           58         193         340
  Repayable by instalments
  Bank loans                                                    300         128          254         211         893
  Finance leases and hire purchase contracts                    736         581           31           8       1,356
  Other loans                                                   132          10            -           -         142
                                                                ---          --            -           -     -------
                                                              9,685       7,372          343         412      17,812
                                                              -----       -----          ---         ---      ------

Under the terms of the current banking arrangements the group's bankers have taken fixed and floating charges over the assets of the group and shares in subsidiary undertakings.

Bank borrowings attract differing rates of interest depending on the structure and types of borrowing. In the majority of cases, the current rate of interest being paid on the group borrowings under its present banking arrangements is a margin of 1 1/8% p.a.
over variable bank base rates.

NOTES TO THE FINANCIAL STATEMENTS continued

Loan notes comprise the following guaranteed unsecured loan notes denominated in Irish Pounds:
               2% loan notes dated 2001 IRGBP8,000,000
               4% loan notes dated 2001 IRGBP2,054,000

The sterling equivalent of the loan notes at 31 March 1999 was GBP8,502,000. Interest is payable quarterly on the nominal value of the loan notes. The 2% loan notes dated 2001 are redeemable at the option of the loan note holders at any time from 22 March 2000 up to the final repayment date of 22 September 2001. The 4% loan notes dated 2001 are redeemable at the option of the loan note holders at any time up to the final repayment date of 22 September 2001. The holders of the loan notes may require repayment immediately if:

     - an administration or winding up order has been made, or a secured creditor takes possession of any part of property or assets of the Company, or

     - the Company becomes unable to pay its debts under the Insolvency Act, 1986, or

     - any fixed or floating charge taken over the Company's property becomes enforceable.

The loan notes are bank guaranteed. This guarantee falls within the facilities covered by the group's present banking arrangements and attracts a commission charge of 1 1/8% per annum.

 14 Derivatives and other financial instruments

 The group's policy in relation to foreign exchange transaction exposures is that, wherever possible, definite (i.e. contracted) exposures will be hedged. Natural hedges are used in order to maximise the efficiency of the group's foreign exchange banking facilities and to minimise the cost of hedging. Irish membership of EMU has assisted the group in its desire to eliminate transaction exposures.

The numerical disclosures in this note deal with financial assets and financial liabilities as defined in Financial Reporting Standard 13 (Derivatives and other financial instruments: Disclosures) (FRS13). Certain financial assets such as investments in subsidiary and associate companies are excluded from the scope of these disclosures.

As permitted by FRS13, short-term debtors and creditors have been excluded from the disclosures, other than the currency disclosures.

a. Interest rate profile

The group's floating rate liabilities relate to bank borrowings with fixed rate liabilities being the loan notes and finance lease obligations. No financial instruments have been acquired to alter the nature of these liabilities.

The group has no financial assets other than cash deposits of GBP13,400,000, external investments of GBP504,000 (see note 10) and trade debtors due after more than one year of GBP37,000 (see note 12) which relate to balances being paid by instalments.

The interest rate profile of the group's financial liabilities at 31 March 1999 was as follows:

                                  Floating        Fixed    Interest
                         Total        rate         rate        free
                          1999        1999         1999        1999
                       GBP'000     GBP'000      GBP'000     GBP'000
 Currency
 Sterling                7,287       6,579          708           -
 Euro                    9,649           -        9,446         203
 US Dollar                 597         166          431           -
 Canadian Dollar           279           -          279           -
                           ---       -----          ---       -----
 Total                  17,812       6,745       10,864         203
                        ------       -----       ------       -----

NOTES TO THE FINANCIAL STATEMENTS continued

Further analysis of the interest rate profile at 31 March 1999 is as follows:

                               Fixed rate       Fixed rate     Interest-free
                                                 Weighted
                                                  average        Weighted
                                Weighted           period         average
                                 average         for which          period
                            interest rate     rate is fixed     to maturity
                                      %            Years           Years
   Currency
   Sterling                           7.6              0.9              -
   Euro                               3.7              1.0            1.0
   US Dollar                          6.8              0.8              -
   Canadian Dollar                    7.4              4.3              -
                                      ---              ---              -
   Total                              4.2              1.1            1.0
                                      ---              ---            ---

The interest on floating rate financial liabilities is linked to base rate in the case of the sterling liabilities and for US Dollar liabilities the prime rate. Further details of interest rates on long-term borrowings are given in note 13.

b. Currency exposures

The table below shows the group's currency exposures; in other words, those transactional (or non-structural) exposures that give rise to the net currency gains and losses recognised in the profit and loss account. Such exposures comprise the monetary assets and monetary liabilities of the group that are denominated other than in the operating (or 'functional') currency of the operating unit involved, other than certain non-sterling borrowings treated as hedges of net investments in overseas operations. As at 31 March 1999 these exposures were as follows:

                                                          Functional currency of group operation

                                                                                  Canadian
                                             Sterling        Euro    US Dollar      Dollar       Total
                                              GBP'000     GBP'000      GBP'000     GBP'000     GBP'000
  Net foreign currency monetary
  assets/(liabilities)
  Sterling                                          -      (1,817)      (9,616)       (700)    (12,133)
  US Dollar                                     6,673        (155)           -          74       6,592
  Euro                                          1,926         816            -           -       2,742
  Japanese Yen                                    (22)         (1)           -           -         (23)
  Danish Kroner                                     -         (15)           -           -         (15)
  Swedish Kroner                                  (55)          -            -           -         (55)
  Canadian Dollar                                   -           -          (89)          -         (89)
                                                -----      -------      -------       -----       -----
  Total                                         8,522      (1,172)      (9,705)       (626)     (2,981)
                                                -----      -------      -------       -----     -------

Also at 31 March 1999, the group held open various forward contracts that the group had taken out to hedge expected future foreign currency sales. These can be detailed as follows (in each case expressed as exchange rates against sterling):
                                                   Average         Average
                                                time period       exchange
                                   Amount         (months)          rates
  Currency
  Euro (buy)                 EU  1,551,938            5             1.460
  US Dollar (sell)          USD  9,423,400            4            1.7038
  Canadian Dollar (sell)     AD    959,915            2            2.4097
  Swedish Kroner (buy)      SEK    133,537            2             12.87

NOTES TO THE FINANCIAL STATEMENTS continued

c. Maturity of financial liabilities

The group's maturity profile beyond one year comprises obligations under its main banking facility, which matures on 31 December 2000, the loan notes and finance leases. The group has an objective to extend the maturity of its banking facilities.


The maturity profile of the group's financial liabilities at 31 March 1999 was as follows:

                                                                      GBP'000
 In one year or less                                                    9,685
 In more than one year but not more than two years                      7,372
 In more than two years but not more than five years                      343
 In more than five years                                                  412
                                                                          ---
 Total                                                                 17,812
                                                                       ------

d. Borrowing facilities

The group had undrawn committed borrowing facilities at 31 March 1999, in respect of which all conditions precedent had been met, as follows:

                                                                          1999
                                                                       GBP'000
  Expiring in one year or less                                               -
  Expiring in more than one year but not more than two years             5,616
  Expiring in more than two years                                            -
                                                                             -
  Total                                                                  5,616
                                                                         -----

e. Fair values

Set out below is a comparison by category of book values and fair values of the group's financial assets and liabilities at 31 March 1999.

                                                      Book                 Fair
                                                     value                value
                                                     GBP'000            GBP'000
  Primary financial instruments held or
     issued to finance the group's operations
  Short-term financial liabilities and current
     portion of long-term borrowings                 (9,685)            (9,685)
  Long-term borrowings                               (8,127)            (8,127)
  Financial assets                                   13,941              13,942
                                                     ------              ------

  Derivative financial instruments held to
     manage the interest rate and currency profile
  Forward foreign currency contracts                      -                (343)
                                                          -               -----

The directors have reviewed the fair values and consider there to be no material difference from the book values.

f. Gains and losses on hedges

Where possible the group enters into forward foreign exchange currency contracts to eliminate the currency exposures that arise on sales denominated in foreign currencies immediately those sales are transacted. Changes in fair value of instruments used as hedges are not recognised in the financial statements until the hedged position matures. An analysis of these unrecognised gains and losses is as follows:

                                                                                       1999
                                                                             -------------------------
                                                                               Gains   Losses     Net
                                                                             GBP'000  GBP'000 GBP'000
                                                                             -------  ------- --------
  Unrecognised gains and losses on hedges at 31 March 1999                        44    (387)   (343)
  Of which:                                                                      ---    -----   -----
  Gains and losses expected to be recognised in the year to 31 March 2000         44    (383)   (339)
                                                                                 ---    -----   -----
  Gains and losses expected to be recognised in the year to 31 March 2001          -      (4)     (4)
  or later                                                                       ---    -----   -----

NOTES TO THE FINANCIAL STATEMENTS continued

15 Provisions for liabilities and charges

Provisions for liabilities and charges comprise the following:

                                                 1999        1998
                                                         Restated
                                                          (note 4)
                                              GBP'000     GBP'000
  Deferred taxation (see below)                   472       1,850
  Warranty provisions                           3,688       5,928
  Legal costs and provisions                   10,279      10,166
` Onerous property lease provision (note 4)     4,084       4,175
  Provision for other claims                    1,135       3,122
                                                -----       -----
                                               19,658      25,241
                                               ------      ------

The movements were as follows in the group provisions for liabilities and charges:


                                     At
                               31 March                                        Adjustment
                                   1998                                      arising from                      At
                              Restated      Provided          On    Utilised  discounting    Exchange    31 March
                               (note 4)  in the year   disposals in the year  in the year  adjustment        1999
                                GBP'000      GBP'000     GBP'000     GBP'000      GBP'000     GBP'000     GBP'000
  Deferred tax                    1,850          156       (602)       (946)            -          14         472
  Warranty provisions             5,928        1,843       (701)     (3,571)            -         189       3,688
  Legal costs and
  provisions                     10,166          373        (65)       (207)            -          12      10,279
  Onerous property lease
  provision (note 4)              4,175            -           -       (391)          300           -       4,084
  Provision for other claims      3,122            -           -     (1,987)            -           -       1,135
                                  -----        -----      ------     -------         ----         ---       -----
                                 25,241        2,372     (1,368)     (7,102)          300         215      19,658
                                 ------        -----     -------     -------          ---         ---      ------


  Deferred taxation
                                                                               Total potential
                                                             Provided        liability/(asset)
                                                    1999         1998        1999        1998
                                                 GBP'000      GBP'000     GBP'000     GBP'000
  Tax effect of timing differences due to:
  Accelerated capital allowances                   1,005        1,668       1,005       1,668
  Deferred income/(expenditure)                       44          182          44         182
  Property revaluation                                 -            -          82          82
  Provisions not yet claimed                           -            -     (5,000)     (5,000)
  Short-term timing differences                       33            -          33           -
  ACT recoverable                                  (610)            -       (610)           -
                                                   -----       ------       -----      ------
                                                     472        1,850     (4,446)     (3,068)
                                                     ---        -----     -------     -------

NOTES TO THE FINANCIAL STATEMENTS continued

16 Government grants

                                                           1999             1998
                                                        GBP'000          GBP'000
  At 1 April                                              5,990            4,812
  On acquisitions and disposals                         (1,562)            1,780
  Received during the year                                  639              974
  Transfer to profit and loss account                     (760)            (653)
  Transferred to creditors as grant is repayable              -            (764)
  Translation adjustment                                     65            (159)
                                                             --            -----
  At 31 March (see note 13)                               4,372            5,990
                                                          -----            -----

17 Share capital

                                                      Allotted,       Allotted,
                                                  called up and    called up and
                                                     fully paid      fully paid
                                   Authorised              1999            1998
                                      GBP'000           GBP'000         GBP'000
  Ordinary shares of 10p each:
  At 1 April                           11,500             9,295           8,973
  Shares issued during the year             -                 -             322
                                       ------             -----             ---
  At 31 March                          11,500             9,295           9,295
                                       ------             -----           -----

The authorised share capital at the year end was 115,000,000 (1998: 115,000,000) ordinary shares of 10p each. There were 92,945,475 (1998: 92,945,475) ordinary shares of 10p each in issue at the year end. No shares were issued during the year.

Options to purchase ordinary shares of 10p each held by executive directors and employees at 31 March 1999, together with the date of grant and exercise were:

                                                               Outstanding
       Granted                                      Prices        options         Exercise dates
       1987 Executive Share Option Scheme
       28 June 1994                                 255.0p          25,000        Between 28 June 1997 and 28 June 2004
       17 July 1996                                 466.0p          66,000        Between 17 July 1999 and 17 July 2006
       28 November 1996                             585.0p          10,000        Between 28 November 1999 and 28 November 2006
       1997 Approved Share Option Scheme
       28 September 1998                              78.5p       280,000         Between 28 September 2001 and 28 September 2008

18 Reserves

                                                 Share
                                               premium Revaluation     Capital
                                               account     reserve     reserve
                                               GBP'000     GBP'000     GBP'000
   At 1 April 1998                              32,210         688       1,463
   Transfer from/(to) profit and loss account        -           -           -
                                                ------       -----       -----
   At 31 March 1999                             32,210         688       1,463
                                                ------       -----       -----


The capital reserve represents reserves required to be established in a subsidiary undertaking under the conditions of a letter of offer from a grant authority. The capital reserve will be transferred to profit and loss account when the letter of offer ceases to be effective.

Cumulative   goodwill  arising  from  acquisitions  to  date,  net  of  goodwill attributable to subsidiaries disposed of, eliminated to the group merger reserves amounts to GBP10,265,000 (1998: GBP10,265,000).

NOTES TO THE FINANCIAL STATEMENTS continued

19 Profit and loss account

                                                  1999        1998
                                                          Restated
                                                           (note 4)
                                               GBP'000     GBP'000
   At beginning of year                        (21,029)     54,541
   Retained profit/(loss) for the year          23,949     (51,767)
   Premium arising on scrip dividend issue           -         957
   Goodwill
      on acquisitions                                -     (20,793)
      on disposals                              11,496         689
      on reassessment of previous periods            -         164
   Transfer to capital reserve                       -        (345)
   Translation adjustment                          420      (4,475)
                                                 -----      -------
   At end of year                               14,836     (21,029)
                                                ------     --------

Cumulative goodwill resulting from acquisitions to date, net of goodwill attributable to subsidiary undertakings disposed of, has been eliminated in the profit and loss account amounting to GBP35,648,000 (1998: GBP47,144,000).

The goodwill relating to prior year periods of GBP164,000 was debited to the profit and loss account in the year ended 31 March 1998 in respect of a reassessment of the goodwill in Brown Lenox & Co Limited.

Of the Company's profit and loss account GBP5,597,000 is considered to be distributable.

 20 Pension schemes

 The group operates a number of defined benefit and defined contribution pension schemes in the UK, the Republic of Ireland and the United States. The UK and Republic of Ireland schemes are all defined contribution schemes and the US schemes for employees of Royer Industries Inc and Simplicity Engineering Inc are defined benefit. The assets of the schemes are held in separate trustee administered funds.

 The total pension cost for the group was GBP608,000 (1998: GBP656,000) of which GBP598,000 (1998: GBP509,000) relates to the defined contribution schemes and GBP10,000 (1998: GBP147,000) to the defined benefit schemes.

 The pension cost of the defined benefit schemes is assessed on an annual basis in accordance with the advice of qualified actuaries using the projected unit method. The funding policy for these schemes is to make the maximum annual contributions deductible for income tax purposes.

 The results of the most recent actuarial valuations for the defined benefit schemes which were conducted as at 31 December 1998 were as follows:

                                                                          Royer              Simplicity
                                                                 Industries Inc         Engineering Inc
                                                                         Scheme                  Scheme
                                                                            GBP                      GBP
   Market value of schemes' assets                                    1,176,708               2,206,305
   Level of funding being the actuarial value of assets expressed
     as a percentage of the projected benefit obligation (%)                122.0                  102.6

   Main assumptions
   Expected long-term rate of return (%)                                      8.0                    8.0
   Discount rate (%)                                                          7.0                    7.2
   Expected rate of increase in future compensation levels (%)                5.0                    5.0

NOTES TO THE FINANCIAL STATEMENTS continued

21 Reconciliation of operating profit/(loss) to net cash inflow/(outflow) from operating activities


                                                            1999                        1998
                                             -----------------------------------
                                             Continuing Discontinued                Restated
                                              activities  activities       Total     (note 4)
                                                 GBP'000     GBP'000     GBP'000     GBP'000
 Operating profit/(loss)                          25,227         570      25,797     (42,670)
 Depreciation, amortisation and
 impairment of fixed assets                        3,245         487       3,732       4,664
 Loss on disposal of fixed assets                     29           -          29          78
 Grants released                                    (363)        (31)       (394)       (653)
 Decrease/(increase) in stocks                    11,032        (639)     10,393      19,117
 (Increase)/decrease in debtors                   (4,193)        854      (3,339)     17,735
 (Decrease)/increase in creditors and provisions (11,710)     (2,542)    (14,252)      1,954
                                                 --------     -------    --------      -----
 Cash inflow/(outflow) from operating activities  23,267      (1,301)     21,966         225
                                                  ------      -------     ------       -----

22 Analysis of changes in net debt during the year

                                                   At                                Other          At
                                             31 March         Net    Disposals   non-cash     31 March
                                                 1998   cash flow   excl. cash   movements        1999
                                              GBP'000     GBP'000      GBP'000     GBP'000     GBP'000
  Cash                                         15,852      (4,200)           -        (113)     11,539
  Bank overdraft                              (33,739)     33,791            -         (52)          -
                                              --------     ------        -----       ------      -----
                                              (17,887)     29,591            -        (165)     11,539
  Short-term cash deposits                          -       1,861            -           -       1,861
                                               ------       -----        -----       -----       -----
                                              (17,887)     31,452            -        (165)     13,400
                                              --------     ------        -----        -----     ------

  Loans due within one year                   (22,470)     15,420           79       6,524        (447)
  Loans due after one year                     (2,242)         56        1,274      (6,595)     (7,507)
  Finance leases                               (3,152)        979          829         (12)     (1,356)
  Bills of exchange discounted                 (2,522)      2,525            -          (3)          -
  Invoice discounting                            (185)        185            -           -           -
  Loan notes                                    (8,141)       (41)           -        (320)     (8,502)
                                               -------       ----        -----    ---------     -------
                                              (38,712)     19,124        2,182        (406)    (17,812)
                                              --------     ------        -----        -----    --------
  Total                                       (56,599)     50,576        2,182        (571)     (4,412)
                                              --------     ------        -----        -----     -------

23 Analysis of cash flows for headings netted in the consolidated cash flow statement

                                                               1999        1998
                                                            GBP'000     GBP'000
  a. Returns on investments and servicing of finance
  Bank interest received                                        897         357
  Bank interest paid                                        (4,003)     (5,121)
  Loan note interest paid                                     (210)       (112)
  Hire purchase and finance lease interest paid               (131)       (109)
                                                              -----       -----
  Net cash outflow from returns on investments
     and servicing of finance                               (3,447)     (4,985)
                                                            -------     -------

  b. Taxation
  UK corporation taxation paid                              (3,557)     (7,092)
  Overseas taxation paid                                    (9,246)     (1,163)
                                                            -------     -------
                                                           (12,803)     (8,255)
                                                            -------     -------

NOTES TO THE FINANCIAL STATEMENTS continued

 23 Analysis of cash flows for headings netted in the consolidated cash flow statement (continued)

                                                                                   1999           1998
                                                                                GBP'000        GBP'000
   c. Capital expenditure
   Payments to acquire tangible fixed assets                                    (5,291)        (5,428)
   Receipts from sales of tangible fixed assets                                     567            779
   Capital grants received                                                          639            974
                                                                                    ---            ---
   Net cash outflow for capital expenditure                                     (4,085)        (3,675)
                                                                                -------        -------

   d. Acquisitions and disposals Purchase of subsidiary undertakings:
      Consideration for Moffett Engineering Limited                                   -       (18,881)
      Net cash acquired with Moffett Engineering Limited                              -          1,736
      Consideration for SDC Trailers Limited                                          -        (7,068)
      Net overdraft acquired with SDC Trailers Limited                                -        (3,551)
    Disposal or termination of subsidiary undertakings (see note 3)
      Consideration for Geith International Ltd.                                  6,820              -
      Net cash disposed with Geith International Ltd                              (294)              -
      Consideration for SDC Trailers Ltd                                          6,355              -
      Net overdraft disposed with SDC Trailers Ltd                                2,905              -
      Consideration for Matbro intellectual property                              4,798              -
      Termination costs of manufacturing activities                               (915)              -
      Consideration for Ludlow-Saylor Inc                                         5,264              -
      Net cash disposed with Ludlow-Saylor Inc                                    (736)              -
      Consideration for US Truck Cranes Inc                                      25,330              -
      Net cash disposed with US Truck Cranes Inc                                  (582)              -
      Consideration for Universal Conveyor Co. Ltd                                    -            990
      Net cash disposed with Universal Conveyor Co. Ltd                               -          (684)
                                                                                      -          -----
   Net cash inflow/(outflow) for acquisitions and disposals                      48,945       (27,458)
                                                                                 ------       --------

   e. Management of liquid resources
   Increase in short-term deposits                                              (1,861)              -
                                                                                -------     ----------
                                                                                (1,861)              -
                                                                                -------     ----------

   f. Financing
   Issue of loan notes                                                               41          9,267
   Debt due within a year:
   decrease in invoice discounting                                                (185)              -
   decrease in bills of exchange discounted                                     (2,525)        (14,887)
   increase in other short-term borrowings                                     (15,420)          2,374
   Debt due beyond a year:
   repayment long-term bank and other loans                                        (56)              -
   Capital element of finance lease rentals                                       (979)           (299)
                                                                                  -----          -----
                                                                               (19,124)         (3,545)
   Issue of ordinary share capital                                                    -         18,937
                                                                               --------         ------
   Net cash (outflow)/inflow from financing                                    (19,124)         15,392
                                                                               --------         ------

NOTES TO THE FINANCIAL STATEMENTS continued

24 Commitments

a. Capital commitments

The directors have authorised capital expenditure which has been contracted for at the year end of GBP1,070,000 (1998: GBP836,000).

b. Obligations under operating leases

At 31 March 1999, the group had annual commitments under non-cancellable operating leases (before provisions for onerous property leases - note 4 and 15) of:

                                         Property              Other leases
                                    1999        1998         1999        1998
                                 GBP'000     GBP'000      GBP'000     GBP'000
   Leases which expire:
   in less than one year              22          93           57          37
   between one and two years          10          65           64          91
   between two and five years         36           -           39          39
   after five years                  464         464           13           -
                                     ---         ---           --           -
                                     532         622          173         167
                                     ---         ---          ---         ---

c. Other commitments
Under the sale and purchase agreement drawn up on the disposal of Universal Conveyor Company Limited on 27 March 1998 the group is committed to purchase goods from that company to the value of GBP1,500,000 in the second year after disposal.

NOTES TO THE FINANCIAL STATEMENTS continued

25 Contingent liabilities

The group had the following contingent liabilities at 31 March 1999:

a. Legal contingencies

A number of claims have been made against the group, the most significant of which related to:

i) alleged patent infringements. The directors have received expert opinion that no infringement of valid patents has taken place.

ii) product liability claims involving personal injuries allegedly sustained from the use of the products manufactured by certain group companies.

iii) general commercial disputes.

Notwithstanding the intention of the directors to defend vigorously these claims, some of which are substantial, a provision of GBP10,279,000 has been made in respect of these claims and associated costs. Having obtained legal advice and on the basis of the information available, the directors believe that the provision made represents their best estimate of the outcome of the claims and associated costs.

b. Trade related contingencies

i) The group has provided guarantees to third parties who have provided finance to customers of the group to acquire the group's products. A guarantee may be called upon if a customer does not fulfil certain conditions under a finance agreement. The amount of such guarantees outstanding at 31 March 1999 was GBP36,000 (1998:GBP310,000). Where a guarantee has already crystallised, the liability has been recognised in the balance sheet.

ii) The group has a contingent liability to repurchase in certain circumstances, equipment sold to customers by way of financing arrangements where a customer does not fulfil certain conditions under the finance agreements. Where the directors believe that it is likely a liability will crystallise, the asset and related liability are recognised. The unprovided contingent liability at 31 March 1999 is GBP5,175,000 (1998: GBP7,281,000).

iii) The group provides for warranty claims on its products, depending on the type of product and the expectations of the specific market which it serves. The period of warranty can extend up to five years. However the majority of sales have warranty periods of one year. Provision has been made for warranty based on actual claims and anticipated claims.

c. Banking contingencies

i) Under the current Facilities Agreement, dated 26 January 1999, the Company and its subsidiary undertakings are party to circular and cross guarantees in respect of the group's borrowings. The facilities subject to the agreement at 31 March 1999 were GBP29,835,000 of cash facilities and GBP6,415,000 of non cash facilities.

ii) The group has entered into performance guarantees and tender bonds of GBP147,000 (1998:GBP128,000) which were outstanding at the year end.

d. Tax

The group is subject to a number of material uncertainties in relation to the tax consequences of certain past events, which represent both contingent assets and liabilities. The directors believe that they have provided for their best estimate of the amount of tax arising, however the settlement of such uncertainties could ultimately result in a material difference, either positive or negative, between the amount of tax provided at year end and the amount ultimately determined.

e. Other

Under the terms of certain government grant agreements, a liability may arise to repay, in whole or part, grants received if certain conditions in the grant agreements are not complied with. Provision has been made for such claims which have already crystallised or are expected to crystallise within the foreseeable future.

NOTES TO THE FINANCIAL STATEMENTS continued

26 Major non-cash transactions

There were no major non-cash transactions during the year.

27 Related party transactions

There were no disclosable related party transactions during the year.

28 Post balance sheet events

On 15 June 1999 the directors of the Company recommended an offer for the entire issued share capital of the Company from a wholly owned subsidiary of Terex Corporation, a company incorporated in the United States of America. On 6 August 1999, Terex Corporation announced that as of the close of business in London on 5 August 1999, it then owned over 80 percent of the issued share capital of the Company and had assumed effective control.

On 28 July 1999 a judgement was entered against one of the group's subsidiary undertakings in respect of one of the claims for patent infringement (see note
25a). The amount of this judgement exceeded the amount provided at 31 March 1999 by some GBP500,000. The directors intend to appeal on a matter of law against this judgement and aggressively defend the case. It is therefore not possible to determine what the outcome will be with reasonable certainty.

29 Minority interest

The minority interest charge in the profit and loss account relates to equity shares held in Wrathmaiden Inc, a subsidiary of Geith International Limited. The movement in minority interest is as follows:

                                                                 1999      1998
                                                              GBP'000    GBP'000
         At 1 April                                                42         -
         Profits attributable to minority interest                  -        41
         Disposals                                               (42)         -
         Translation adjustment                                     -          1
                                                                  ---        ---
         At 31 March                                                -         42
                                                                  ---         --

30 Summary of relevant differences between United Kingdom and United States generally accepted accounting principles

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the UK (UK GAAP) which differ in certain significant respects from those generally accepted in the United States (US GAAP). Set forth below is a summary of certain significant differences between US and UK GAAP which management believe are relevant to the Company.

Deferred income tax
Under UK GAAP, deferred taxation is calculated under the liability method to the extent that it is probable that the liabilities will crystallise in the foreseeable future. Under US GAAP, deferred taxation is provided for all temporary differences using the asset and liability method. Valuation allowances are provided for to the extent that the realisation of deferred tax assets is not more likely than not.

Revaluation of fixed assets
In the Company's consolidated financial statements, certain properties have been revalued to open market value as permitted under UK GAAP. The revaluation of tangible fixed assets in excess of historical cost is not permitted under US GAAP. The depreciation charge has not been adjusted as any difference would be immaterial.

Pension costs
Under UK GAAP, pension costs are accounted for in accordance with Statement of Standard Accounting Practice 24. As a result, such costs are charged against profits over employees' working lives. Under US GAAP, pension costs are determined in accordance with the requirements of Statement of Financial Accounting Standards No. 87. Differences between the UK and US GAAP figures arise from the requirement to use different actuarial methods and assumptions and a different method of amortising surpluses or deficits. Such differences are immaterial for Powerscreen and so have been excluded from the reconciliation of net income and shareholders' equity.

Goodwill
UK Financial Reporting Standard 10 was adopted in the Company's consolidated financial statements with effect from 1 April 1998. Goodwill arising on acquisition is now capitalised and amortised through the profit & loss account over its useful economic life which is usually expected not to exceed 20 years. Goodwill arising on acquisitions made on or before 31 March 1998 was charged directly to reserves in accordance with UK accounting standards then in effect. Under US GAAP goodwill must be capitalised and amortised through the profit & loss account over its estimated useful life, not to exceed 40 years. An estimated useful life of 40 years has been adopted by the company under US GAAP.

Under UK GAAP the profit or loss on disposal of all or part of a previously acquired business is calculated after taking account of the gross amount of any goodwill previously eliminated directly against reserves and not already charged to profit. Under US GAAP an adjustment to profit or loss on disposal is required in respect of the unamortised portion of goodwill.

NOTES TO THE FINANICAL STATEMENTS continued

30 Summary of relevant differences between United Kingdom and United States generally accepted accounting principles (continued)

Share options
In the Company's consolidated financial statements options exercised by employees under the various share option schemes during the year are credited to shareholders' funds at the option price. Under US GAAP, for fixed awards, the intrinsic value of options granted (measured as the surplus between the price of the option at the grant date and the exercise price) is written off in the profit & loss account over the vesting period. For options which have been granted and remain subject to the satisfaction of relevant performance conditions, the number of options for which compensation expense is recognized is based on the extent to which the performance conditions have been met and is measured by the intrinsic value, updated for the current market price of the shares, as of the end of the period.

Discontinued operations

Discontinued   operations,   are  separately   categorised  in  the  profit  and
loss/income statements under UK and US GAAP, may relate only to significant business segments.

Under US GAAP, net income from discontinued operations includes all operating results of the discontinued operations and the gain or loss on sale. Under UK GAAP, operating results from discontinued activities are disclosed as a separate element within operating profit and the gain or loss on sale is disclosed as an exceptional item.

Commitments to repurchase equipment

Under UK GAAP, sales of equipment with an obligation to repurchase the equipment at a future date are recognised as a sale in the period in which the agreement was made. The obligation to repurchase the equipment is recorded as a liability and the estimated net realisable value of the equipment at the end of the agreement is capitalised. The excess of the obligation over the estimated net realisable value is included as part of the cost of sales.

Under US GAAP, sales recognition for these transactions is not allowed and would be treated as either a capital or operating lease in accordance with SFAS 13. The difference between the net proceeds received and the guaranteed residual value of the equipment under the agreement would recorded as deferred lease income and amortised to the income statement over the lease term. The related carrying value of the equipment would be capitalised and depreciated in line with the Company's depreciation policy on similar equipment.

Such differences in accounting principles are not considered to have a material effect on the Company's consolidated income statement or balance sheet. Accordingly, no reconciling items have been included in the reconciliation of net income and shareholders' equity.

Capitalisation of interest

Under UK GAAP, interest on external financing of assets constructed or otherwise produced for its own use is charged to the income statement as incurred. US GAAP requires that interest must be capitalised if certain conditions are met as part of the historical cost of acquiring the asset and making ready for their intended use, certain qualifying assets.

Foreign currency hedging

The group enters into various forward contracts which hedge expected foreign currency sales and expenditure. Under UK GAAP they are treated as hedges of future income and expenditure. The matching principle is used to match the gain or loss under these hedging contracts to the foreign currency transaction or profits to which they relate. Under US GAAP, these instruments do not qualify as hedges under SFAS 52. Such instruments are valued at the year end at market rates and any unrealized gains and losses are recognised in the net income of the year in which changes in fair value occur.

Cash flow statement

Under UK GAAP, the consolidated cash flow statements are presented in accordance with UK Financial Reporting Standard No. 1 (FRS 1). The Statements prepared under FRS 1 present substantially the same information as that required under SFAS No. 95. Under US GAAP, however, there are certain differences from UK GAAP with regard to classification of items within the cashflow statement and with regard to the definition of cash.

Under SFAS No. 95 cash and cash equivalents include cash and short-term investments with original maturities of three months or less. Under FRS 1 cash comprises cash in hand and at bank and overnight deposits, net of bank overdrafts.

Under FRS 1, cash flows are presented separately for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investments; acquisitions and disposals; dividends paid to the company's shareholders; management of liquid resources and financing. SFAS No. 95 cash flows are reported as resulting from operating, investing and financing activities.

Cash flows under FRS 1 in respect of interest received, interest paid and taxation would be included within operating activities under SFAS No. 95. Cash flows from purchases, sales and maturities of trading securities, while not separately identified under UK GAAP, would be included within operating activities under US GAAP. Dividends paid would be included within financing activities under US GAAP. Under UK GAAP movements in bank overdrafts are classified as movements in cash while under US GAAP they are classified as a financing activity.

NOTES TO THE FINANICAL STATEMENTS continued

30 Summary of relevant differences between United Kingdom and United States generally accepted accounting principles (continued)

Reconciliation to US accounting principles
The following is a summary of the adjustments to net income and shareholders' equity which would have been required if US GAAP had been applied instead of UK GAAP.


                                                                                        1999          1998
                                                                                     GBP'000       GBP'000
                                                                                     -------       -------
PROFIT ATTRIBUTABLE TO SHAREHOLDERS
Profit/(loss) attributable to shareholders as reported in the
consolidated profit & loss account                                                    23,949      (48,971)

Adjustments:
Goodwill amortisation                                                                (1,256)       (1,237)
Goodwill in respect of subsidiary undertakings disposed                                1,465           155
Share options                                                                           (33)            18
Deferred income tax                                                                  (4,771)         4,734
Capitalisation of interest costs                                                        (24)            35
Foreign currency hedging                                                               (369)           141
                                                                                    --------      --------
Net income/(loss) under US GAAP                                                       18,961      (45,125)
                                                                                    --------      --------
Analysed:
Continuing operations                                                                 12,857       (4,918)
Discontinued operations    - loss from operations                                      (779)      (40,178)
                           - gain/(loss) on disposals                                  6,883          (29)
                                                                                    --------      --------
Net income/(loss) under US GAAP                                                       18,961      (45,125)
                                                                                    --------      --------

                                                                                    Earnings          Loss
                                                                                   per share     per share
                                                                                   ---------     ---------
EARNINGS/(LOSS) PER SHARE:
Basic                                                                                 20.40p      (49.73)p
Diluted                                                                               20.39p      (49.73)p
                                                                                    --------      --------

                                                                                        1999          1998
                                                                                     GBP'000       GBP'000
                                                                                    --------       -------
SHAREHOLDERS' EQUITY
Shareholders' funds as reported in the consolidated balance sheet                     58,492        22,627

Adjustments:
Deferred income tax                                                                    1,089         5,860
Revaluation reserve                                                                    (688)         (688)
Goodwill                                                                              39,399        50,251
Cumulative amortisation of goodwill                                                  (4,273)       (3,838)
Capitalisation of interest costs                                                         351           375
Foreign currency hedging                                                               (228)           141
                                                                                    --------      --------
Shareholders' equity under US GAAP                                                    94,142        74,728
                                                                                    --------      --------

NOTES TO THE FINANICAL STATEMENTS continued

30 Summary of relevant differences between United Kingdom and United States generally accepted accounting principles (continued)

The following table summarises the statements of cash flows as if they had been presented in accordance with US GAAP.

                                                                                        1999          1998
                                                                                     GBP'000       GBP'000
                                                                                    --------      --------
Net cash provided by (used in) operating activities                                    5,716      (13,015)
Net cash provided by (used in) investing activities                                   42,999      (31,133)
Net cash (used in) provided by financing activities                                 (52,915)        34,604
                                                                                    --------      --------
Net decrease in cash and cash equivalents                                            (4,200)       (9,544)
Effect of exchange rate changes on cash                                                (113)         (276)
Cash and cash equivalents under US GAAP at beginning of year                          15,852        25,672
                                                                                    --------      --------
Cash and cash equivalents under US GAAP at end of year                                11,539        15,852
                                                                                    --------      --------

                                TEREX CORPORATION

                         PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma consolidated financial information of Terex Corporation ("Terex" or the "Company") gives effect to the acquisition by the Company of all the outstanding share capital of Powerscreen International PLC ("Powerscreen"). The pro forma information is based on the historical statement of operations of the Company for the year ended December 31, 1998 and the historical statement of operations of Powerscreen for the year ended March 31, 1999, adjusted for generally accepted accounting principles in the United States ("US GAAP"), as if the acquisition of Powerscreen ("Powerscreen Acquisition") had occurred on January 1, 1998. Additionally, the pro forma balance sheet is based on the historical balance sheet of the Company as of December 31, 1998 and the historical balance sheet as of March 31, 1999 of Powerscreen, adjusted for US GAAP, as if the Powerscreen Acquisition had taken place as of December 31, 1998. Both the pro forma statement of operations and balance sheet give effect to the Powerscreen Acquisition and the $325 million bank credit facility maturing March 2006 used to finance the transaction.

The Powerscreen Acquisition was accounted for using the purchase method, with the purchase price of Powerscreen allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values at the date of acquisition. The pro forma consolidated financial information reflects the Company's initial estimates of the purchase price allocation. Management believes that there will not be any changes which will have a material effect on the pro forma information.

The unaudited pro forma consolidated financial information is not necessarily indicative of what the actual results of operations of the Company would have been for the period indicated, nor does it purport to represent the results of operations for future periods.

                       TEREX CORPORATION AND SUBSIDIARIES
                              UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998
                     (in millions except per share amounts)



                                                     Terex
                                                  Corporation
                                                      and                                Pro Forma
                                                  Subsidiaries  Powerscreen  Sub-Total  Adjustments  Pro Forma
                                                  ------------- ----------- ------------- ------------- -----------
  NET SALES.......................................$    1,233.2  $   372.4    $ 1,605.6   $  ---       $1,605.6

  COST OF GOODS SOLD..............................     1,007.4      282.8      1,290.2        3.0(2a)  1,293.2
                                                  ------------- ------------ ----------- ------------- -----------

     Gross Profit.................................       225.8       89.6        315.4       (3.0)       312.4

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....
                                                         103.8       50.0        153.8       (5.8)(2b)   148.0
                                                  ------------- ------------ ----------- ------------- -----------

     Income from operations.......................       122.0       39.6        161.6        2.8        164.4

  OTHER INCOME (EXPENSE)
     Interest income..............................         2.7        1.5          4.2      ---            4.2
     Interest expense.............................       (47.2)      (6.9)       (54.1)     (21.7)(2c)   (75.8)
     Other income (expense) - net.................        (3.0)      (0.7)        (3.7)      (1.2)(2c)    (4.9)
                                                  ------------- ------------ ----------- ------------- -----------

     INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS
                                                          74.5       33.5        108.0      (20.2)        87.8

  PROVISION FOR INCOME TAXES......................        (1.7)     (12.2)       (13.9)       6.3(2d)     (7.6)
                                                  ------------- ------------ ----------- ------------- -----------

     INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE EXTRAORDINARY ITEMS.................
                                                  $       72.8  $    21.3    $    94.1   $  (13.9)    $   80.2
                                                  ============= ============ =========== ============= ===========

  PER COMMON AND COMMON EQUIVALENT SHARE:
          Basic...................................$        3.52                                       $    3.87
          Diluted.................................$        3.25                                       $    3.58

  AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
     SHARES OUTSTANDING IN PER SHARE CALCULATION
          Basic...................................        20.7                                            20.7
          Diluted.................................        22.4                                            22.4


   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1998

                                  (in millions)


                                                     Terex
                                                  Corporation
                                                      and                                 Pro Forma
                                                  Subsidiaries  Powerscreen  Sub-Total   Adjustments   Pro Forma
                                                  ------------- ----------- ----------- ------------- -------------
  CURRENT ASSETS
     Cash and cash equivalents....................$      25.1   $   21.6    $    46.7   $   ---       $   46.7
     Net trade receivables........................      249.8       81.0        330.8       ---          330.8
     Net inventories..............................      472.8       74.0        546.8       ---          546.8
     Other current assets.........................       23.9       10.7         34.6       ---           34.6
                                                  ------------- ----------- ----------- ------------- -----------
         Total Current Assets.....................      771.6      187.3        958.9       ---          958.9

  LONG-TERM ASSETS
     Property, plant and equipment - net..........       99.5       61.6        161.1       ---          161.1
     Goodwill - net...............................      240.9       56.6        297.5       149.3(3a)    446.8
     Other assets - net...........................       39.2        1.8         41.0         8.6(3b)     49.6
                                                  ------------- ----------- ----------- ------------- ------------
  TOTAL ASSETS....................................$   1,151.2   $  307.3    $ 1,458.5   $   152.9     $1,611.4
                                                  ============= =========== =========== ============= ============

  CURRENT LIABILITIES
     Notes payable and current portion of
       long-term debt.............................$      44.7   $   15.6    $    60.3   $   ---       $   60.3
     Trade accounts payable.......................      226.9       54.1        281.0       ---          281.0
     Accrued compensation and benefits............       24.7      ---           24.7       ---           24.7
     Accrued warranties and product liability.....       36.0        5.9         41.9       ---           41.9
     Other current liabilities....................       93.1       29.8        122.9         5.0(3c)    127.9
                                                  ------------- ----------- ----------- ------------- ------------
         Total Current Liabilities................      425.4      105.4        530.8       ---          530.8

  NON CURRENT LIABILITIES
     Long-term debt, less current portion.........      586.6       13.1        599.7       304.7(3d)    904.4
     Other........................................       41.1       37.0         78.1       ---           78.1


  COMMITMENTS AND CONTINGENCIES

  STOCKHOLDERS' DEFICIT
     Warrants to purchase common stock............        0.8      ---            0.8       ---            0.8
     Equity rights................................        3.1      ---            3.1       ---            3.1
     Common Stock.................................        0.2       15.0         15.2     (15.0)           0.2
                                                                                             (3e)
     Additional paid-in capital...................      179.0      123.6        302.6     (123.6)        179.0
                                                                                             (3e)
     Accumulated deficit..........................      (80.9)      13.2        (67.7)    (13.2)         (80.9)
                                                                                             (3e)
     Accumulated other comprehensive income.......       (4.1)     ---           (4.1)      ---           (4.1)
                                                  ------------- ----------- ----------- ------------- ------------
         Total Stockholders' Equity ..............       98.1      151.8        249.9      (151.8)        98.1
                                                  ------------- ----------- ----------- ------------- ----------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......
                                                  $   1,151.2   $  307.3    $ 1,458.5   $   152.9     $1,611.4
                                                  ============= =========== =========== ============= ============

   The accompanying notes are an integral part of these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                              (amounts in millions)

1) The unaudited pro forma condensed consolidated financial information is presented as of and for the year ended December 31, 1998. The pro forma statement of operations reflects the consolidated operations of the Company combined with those of the acquired business assuming the Powerscreen Acquisition was consummated on January 1, 1998 for the statement of operations; the balance sheet assumes the Powerscreen Acquisition was consummated on December 31, 1998.

2) The pro forma statement of operations adjustments are summarized as follows:

     a) Pro forma adjustments to "Cost of goods sold" represent the elimination of goodwill amortization of the business acquired ($2.1) and the amortization of goodwill resulting from the Powerscreen Acquisition over 40 years ($5.1).

     b) Pro forma adjustments to "Selling, General and Administrative Expenses" represent reductions throughout Powerscreen, primarily through the elimination of the administrative headquarters, which initiatives have already been implemented. Liabilities related to these employee terminations have been accrued in connection with the Powerscreen Acquisition pursuant to EITF 95-3 "Recognition of Liabilities in Connection with a Business Combination."

     c) Borrowings under the Company's Tranche C Credit Facility were used to finance the Powerscreen Acquisition. The Tranche C Credit Facility loans bear interest at a rate between 2.0% and 2.5% per annum in excess of the prime rate or at a rate between 3.0% and 3.5% per annum in excess of the eurodollar rate, at the Company's option; the Tranche C Credit Facility expires March 6, 2006. The pro forma adjustments to "Interest expense" and "Other income (expense) - net" represent the incremental effects of the Tranche C Credit Facility (interest rate of 9.0%, including fees, assumed for pro forma presentation). The effect of a 1/8% increase in interest rates would result in an increase in interest expense of approximately $0.7 for the year ended December 31, 1998.

     d) Pro forma adjustments to "Provision for income taxes" represent the 31% statutory income tax rate applied to the pro forma adjustments.

3)   The pro forma balance sheet adjustments are summarized as follows:

     a) Pro forma adjustments to "Goodwill - net" represent the net increase in goodwill at Powerscreen as a result of the Powerscreen Acquisition.

     b) Pro forma adjustments to "Other assets - net" represent the increase in debt issuance costs as a result of the Tranche C Credit Facility.

     c) Pro forma adjustments to "Other current liabilities" represent additional liabilities incurred, primarily for termination payments, on account of the Powerscreen Acquisition. Liabilities related to these employee terminations have been accrued in connection with the Powerscreen Acquisition pursuant to EITF 95-3 "Recognition of Liabilities in Connection with a Business Combination."

     d) Pro forma adjustments to "Long-term debt, less current portion" represent borrowings under the Tranche C Credit Facility in connection with the Powerscreen Acquisition.

     e) Pro forma adjustments to "Common Stock", "Additional paid-in capital" and "Accumulated deficit" represent the elimination of the equity accounts of Powerscreen.

4) A pro forma condensed consolidated balance sheet of Terex Corporation and subsidiaries as of December 31, 1998 is presented herein. The estimated fair values of assets and liabilities acquired by the Company in the Powerscreen Acquisition are summarized as follows:

          Cash............................................$   21.6
          Net trade receivables...........................    81.0
          Inventories.....................................    74.0
          Other current assets............................    10.7
          Property, plant and equipment...................    61.6
          Other assets....................................     1.8
          Goodwill........................................   205.9
          Accounts payable and other current liabilities..  (110.4)
          Other liabilities...............................   (50.1)
                                                         ==========
                                                          $  296.1
                                                         ==========

The Company is in the process of obtaining certain evaluations, estimations, appraisals and actuarial and other studies for purposes of determining certain values. The Company may revise the estimates as additional information is obtained. Management believes that there will not be any changes which will have a material effect on the pro forma information.